Exhibit 4.6.4

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

REUTERS FINANCE PLC
(Incorporated with limited liability in England and Wales
with registered number 4941058)
(the "Issuer")

unconditionally and irrevocably guaranteed by
REUTERS GROUP PLC
(Incorporated with limited liability in England and Wales
with registered number 3296375)
(the "Guarantor")

PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the “Notes”) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Pricing Supplement applicable to the Notes (the “Pricing Supplement”), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (as modified and/or supplemented and/or restated from time to time, the “Trust Deed”) dated 7th November, 2003 and made between the Issuer, the Guarantor and Citicorp Trustee Company Limited as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Agent at 5 Carmelite Street, London EC4Y 0PA or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer and the Guarantor in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment or purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the

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amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment or purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

[On any exchange of the Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.]2

[Upon any further Tranche of Notes of this Series being issued, details of such increase in the size of the Series shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such increase shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of such further Tranche.]2

This Global Note may be exchanged (free of charge), in whole but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes), unless otherwise specified in the applicable Pricing Supplement:

(i)	upon not less than 60 days’ written notice from Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) and/or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) (acting on the instructions of any holder of an interest in this Global Note); or

(ii)	only upon the occurrence of an Exchange Event.

An “Exchange Event” means (i) an Event of Default has occurred and is continuing, (ii) the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no alternative clearing system approved by the Trustee is available or (iii) the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 7 which would not be required were the Notes represented by the Permanent Global Note in definitive form.

If the Global Note is exchangeable following the occurrence of such Exchange Event:

1	Delete where the issue is made in accordance with TEFRA C.

2	Delete where the issue is made in accordance with TEFRA D.

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(i)	the Issuer will promptly give notice to Noteholders in accordance with Condition 14; and

(ii)	Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) may give notice to the Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (iii) above, the Issuer may also give notice to the Agent requesting exchange. Any such exchange shall occur on the date specified in the notice requesting exchange.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantor, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such Notes, the right to which shall be vested, as against the Issuer, and the Guarantor, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

This Global Note is governed by, and shall be construed in accordance with, English law.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Agent.

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IN WITNESS whereof the Issuer has caused this Global Note to be signed on its behalf.

Issued as of the Issue Date.

REUTERS FINANCE PLC

By:
Authorised Signatory

Authenticated without recourse, warranty or liability
by Citibank, N.A., London office, as Agent.

By:
authorised signatory

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Guarantee and Indemnity of Reuters Group PLC

(A)	Guarantee: Reuters Group PLC (the “Guarantor”) unconditionally and irrevocably guarantees to Citicorp Trustee Company Limited (the “Trustee”) (i) the due and punctual payment by Reuters Finance PLC (the “Issuer”) of any sum payable by it under the trust deed dated 7th November 2003 (the “Trust Deed”) made between the Issuer, the Guarantor and the Trustee, this Note, any Receipts or Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise); and (ii) the due and punctual performance and observance by the Issuer of each of the other provisions of the Trust Deed, this Note, any Receipts and Coupons on the Issuer’s part to be performed or observed. The Guarantor shall pay any sum falling due under this Guarantee and Indemnity to or to the order of the Trustee, in the manner provided in Clause 2(B) and (D) of the Trust Deed (or if in respect of sums due under Clause 15 of the Trust Deed, in the currency which was originally contracted in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2(B)(i), (ii) and (iii) of the Trust Deed shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause 15 of the Trust Deed. All payments under this Guarantee by the Guarantor shall be made subject to Condition 5 of the Notes and sub-Clause 14(xiv) of the Trust Deed.

(B)	Guarantor as Principal Debtor: As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer’s obligations, the Guarantor shall be liable under this Guarantee and Indemnity as if it were the sole principal debtor and not merely a surety (but without affecting the Issuer’s obligations) to the intent that the holder of this Note or the holder of any Receipt or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, [premium,] interest or such other amount as would have been receivable had such payments been made by the Issuer. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of the Trust Deed or to the Conditions of this Note or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) any enforcement or absence of enforcement of the Trust Deed, this Note, any Receipts or Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person, (7) the illegality, invalidity or unenforceability of, or of any defence or counterclaim whatsoever available to the Issuer in relation to, or any defect in any provision of, the Trust Deed, this Note, any Receipts or Coupons or any of the Issuer’s obligations under any of them, (8) any circumstances which have resulted in the Issuer being prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation or (9) whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or a defence to a guarantor).

(C)	Guarantor’s Obligations Continuing: The Guarantor’s obligations under this Guarantee and Indemnity are and shall remain in full force and effect by way of continuing security until no sum remains payable under the Trust Deed, this Note, any Receipts or Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any

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other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind. Furthermore, the Trustee may refrain from applying or enforcing any other moneys, security or rights held or received by it in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Guarantor shall not be entitled to the benefit of the same and may hold in a suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee and Indemnity, without liability to pay interest on those moneys.

(D)	Exercise of Guarantor’s Rights: So long as any sum remains payable under the Trust Deed, this Note, any Receipts or Coupons:

(i)	any right of the Guarantor, by reason of the performance of any of its obligations under this Guarantee and Indemnity, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such terms as the Trustee may require or approve; and

(ii)	any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 10 of the Trust Deed.

(E)	Enforcement by the Trustee: Without prejudice to the provisions of Clause 8 of the Trust Deed the Trustee may determine from time to time whether or not it will enforce this Guarantee and Indemnity which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with the Guarantor in relation to this Guarantee and Indemnity which the Trustee may consider expedient in the interests of the Noteholders.

(F)	Avoidance of Payments: The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons relating to this Note and shall in any event pay to it on demand the amount as refunded by it.

(G)	Indemnity: As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under the Trust Deed, this Note or any Receipts or Coupons not being paid on the date and otherwise in the manner specified in the Trust Deed or any payment obligation of the Issuer under the Trust Deed, this Note, any Receipts or Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or

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becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

(H)	Guarantor’s Obligations: The obligations of the Guarantor under this Note, the Trust Deed, any Receipts and Coupons constitute direct, unconditional and (subject to the provisions of Condition 3) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

(I)	Authorisations: The Guarantor hereby represents and warrants that all corporate approvals and authorisations required by it in connection with the giving of the Guarantee and Indemnity embodied herein have been obtained and are in full force and effect and upon the execution hereof the same shall constitute the legal, valid, binding and enforceable obligations of the Guarantor.

(J)	Governing Law: This Guarantee and Indemnity is governed by, and shall be construed in accordance with, English law.

Capitalised terms not defined above have the same meaning as in the Notes.

Dated as of the Issue Date

Reuters Group PLC

By:

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

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Schedule One

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

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PART II

PAYMENT OF INSTALMENT AMOUNTS

Instalment Date	Date made	Total amount of Instalment Amounts payable	Amount of Instalment Amounts paid	Remaining nominal amount of this Global Note following such payment *	Confirmation of payment by or on behalf of the Issuer

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* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART III

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption*	Confirmation of redemption by or on behalf of the Issuer

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* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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PART IV

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation*	Confirmation of purchase and cancellation by or on behalf of the Issuer

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* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

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Schedule Two

[EXCHANGES]1 [INCREASES]2

Date made	[Nominal amount of Temporay Global Note exchanged for this Global Note][1]	[Amount of increase in nominal amount of this Global Note following issue of further Tranche][2]	Nominal amount of this Global Note following such [exchange][1] [increase]2*	Notation made by or on behalf of the Issuer

* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

1	Delete where the issue is made in accordance with TEFRA C.

2	Delete where the issue is made in accordance with TEFRA D.